For Immediate Release

FORWARD INDUSTRIES REPORTS RECORD FISCAL 2005 RESULTS

NET SALES INCREASES 158% TO $51.9 MILLION AND
EPS RISES TO $1.26 FROM $0.30

Pompano Beach, FL, November 17, 2005 - Forward Industries, Inc. (Nasdaq:FORD), a designer and distributor of custom carrying case solutions, today announced results for its fiscal year ended September 30, 2005.

Fiscal Year 2005 Financial Highlights - compared to fiscal year 2004 results:

  Net sales rose 158% to a record $51.9 million driven by strength in cell phone product sales.

  Cell phone product sales increased 294% to $36.6 million due to three major "in-box" programs.

  Diabetic case sales increased 37% to $11.8 million.

  Sales of other carrying solutions rose 52% to $3.5 million.

  Operating income increased 642% to a record $12.3 million.

  Net income increased 386% to a record $9.4 million.

  Earnings per share increased to $1.37 basic and $1.26 diluted from $.32 and $.30, respectively, in the prior year.  Fiscal 2005 earnings per share were calculated based on 16% higher weighted average shares outstanding than in fiscal 2004.

  Results for 2005 include a $3.1 million provision for income taxes, versus a $0.2 million income tax benefit in fiscal 2004.

The tables below set forth the Company's condensed consolidated statements of income for the fiscal years ended September 30, 2005 and 2004, and consolidated balance sheet as of September 30, 2005, and are derived from the Company's audited, consolidated financial statements included in its Form 10-KSB filed November 18, 2005, with the Securities and Exchange Commission.  Please refer to the Form 10-KSB for further information regarding the Company's results of operations, the Company's financial condition and complete financial statements relating to the fiscal year ended September 30, 2005.

Jerome E. Ball, Chairman and Chief Executive Officer of Forward, commented, "Fiscal 2005 was an extraordinary year for Forward that broke Company records on all accounts.  Our fourth quarter was truly exceptional, with sales of $18.6 million and net income of $3.5 million, representing increases of 251% and 285% over the fourth quarter of fiscal 2004.  Our results for this quarter and the full year were driven by sharp increases in cell phone product sales, primarily due to three "in-box" programs - two with Motorola and one with Nokia.  These programs comprised 60% of our net sales for fiscal 2005, with one program alone accounting for 47%.  We also realized attractive top-line growth in our diabetic case and other products lines during the year."

Mr. Ball continued, "I am very proud of our continued ability to meet the rapid increases in demand from our OEM customers.  Importantly, we were successful at growing our total net sales by 158% in fiscal 2005, while limiting the increase of our operating expenses to 22%.  This enabled our bottom-line to grow at a much faster rate than our top-line."

During 2005, Forward received $3.5 million from the exercise of options covering 1,607,000 shares of common stock granted under its 1996 Stock Incentive Plan.  Approximately 236,650 stock options held by executives and other employees are outstanding and presently in the money and, assuming the continuation of current market conditions in respect of its common stock, are likely to be exercised.

Mr. Ball continued, "Our levels of quarterly sales and net income are highly variable and subject to significant changes over short periods of time.  With regard to the first quarter of fiscal 2006, based on current confirmed and anticipated orders and consistent with this high level of variability, we expect sales to be higher than the first quarter of fiscal 2005, driven primarily by the three "in-box" programs, but will not approach the exceptional level of sales achieved in the fourth quarter of fiscal 2005.  While we anticipate that we will receive additional "in-box" business, it is difficult for us to assess the timing and contribution of such business to our future results at this time."

Mr. Ball further stated, "Our financial position gained further strength during the year stemming from our substantial profitability and cash received from option exercises.  In fiscal 2005, the Company generated $7.1 million of cash flow from operations and, at September 30, 2005, we had $15.3 million in cash, no long-term debt, and working capital of $22.6 million.  We consider our strong balance sheet an important element in the Company's future growth."

Mr. Ball concluded, "In summary, we are extremely pleased with our fiscal 2005 performance, ability to meet increased customer demand, and operating leverage and we look forward to reporting a solid start to fiscal 2006".

About Forward Industries
Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment.  The Company sells its products directly to original equipment manufacturers and also markets a line of Carry Solutions under the "Motorola" brand name.  Forward's products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com.

Statements in this press release other than statements of historical fact are "forward-looking statements."  Such statements are subject to certain risks and uncertainties, identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from those reflected in any forward-looking statements.  These forward-looking statements represent the Company's judgment as of the date of the release.  The Company disclaims, however, any obligation to update these forward-looking statements.

CONTACT: -or-	INVESTOR RELATIONS COUNSEL
Forward Industries, Inc.	The Equity Group Inc.
Jerome E. Ball, CEO	Lauren Till
(954) 419-9544	(212) 836-9610
LTill@equityny.com
www.theequitygroup.com

-more-

FORWARD INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
	Years Ended September 30,
	2005	2004

Net sales .......................................................................	$51,868,962	$20,073,236
Cost of goods sold .........................................................	33,282,203	13,293,080
Gross profit ....................................................................	18,586,759	6,780,156

Operating expenses:
Selling .....................................................................	3,517,088	2,968,193
General and administrative ........................................	2,731,284	2,150,083
Total operating expenses .....................................	6,248,372	5,118,276

Income from operations...................................................	12,338,387	1,661,880

Other income:
Interest expense .......................................................	--	--
Interest income ........................................................	130,719	18,359
Other income - net ....................................................	19,948	16,913
Total other income................................................	150,667	35,272

Income before provision for (benefit from) income taxes ............................................................................	12,489,054	1,697,152
Provision for / (benefit from) income taxes ........................	3,054,615	(241,979)
Net income.....................................................................	$ 9,434,439	$ 1,939,131

Net income per common and common equivalent share:
Basic ........................................................................	$ 1.37	$ 0.32
Diluted .......................................................................	$ 1.26	$ 0.30

Weighted average number of common and common equivalent shares outstanding:
Basic .........................................................................	6,873,217	6,136,809
Diluted .......................................................................	7,482,510	6,442,188

FORWARD INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2005

ASSETS

Current assets:
Cash and cash equivalents...................................................................	$15,291,739
Investments in marketable equity securities............................................	75,034
Accounts receivable - net......................................................................	12,708,684
Inventories...........................................................................................	1,113,157
Prepaid expenses and other current assets............................................	214,012
Deferred tax asset.................................................................................	215,647
Total current assets...........................................................................	29,618,273

Property, plant and equipment - net.............................................................	243,845
Other assets.............................................................................................	44,467
TOTAL ASSETS...............................................................................	$29,906,585

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable...................................................................................	$ 5,159,020
Accrued expenses and other current liabilities...........................................	1,905,425
Total current liabilities..........................................................................	7,064,445

Commitments and contingencies..................................................................	--

Shareholders' equity:
Preferred stock, 4,000,000 authorized shares, par value $0.01; none issued	--
Common stock, 40,000,000 authorized shares, par value $0.01; 8,397,031 issued and outstanding (including 563,493 held in treasury)....................	83,970
Additional paid-in capital............................................................................	14,721,172
Retained earnings.......................................................................................	8,890,157
23,695,299
Less: Cost of shares held in treasury...........................................................	(853,159)
Total shareholders' equity.......................................................................	22,842,140
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............................	$29,906,585